EXHIBIT 24









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statement on Form S-8 of Acceptance Insurance Companies Inc. relating to the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred Savings Plan of our report dated July 1, 1994, appearing in this Annual Report on Form 11-K of the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred Savings Plan for the year ended December 31, 1993.






/s/ Deloitte & Touche
DELOITTE & TOUCHE


Omaha, Nebraska
July 11, 1994